As filed with the Securities and Exchange Commission on May 4, 1998
                                                       Registration No. 33-65912
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   -----------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   -----------
                                D.R. HORTON, INC.
             (Exact name of registrant as specified in its charter)


               Delaware                                        75-2386963
   (State or other jurisdiction of                          (I.R.S. Employer
    incorporation or organization)                        Identification Number)

         1901 Ascension Blvd.                                     76006
              Suite 100                                         (Zip Code)
           Arlington, Texas
(Address of Principal Executive Offices)

          CONTINENTAL HOMES HOLDING CORP. 1988 STOCK INCENTIVE PLAN(1)
                              (Full title of plan)

                                Charles N. Warren
                              Senior Vice President
                               and General Counsel
                         1901 Ascension Blvd., Suite 100
                             Arlington, Texas 76006
                     (Name and address of agent for service)
                                  817-856-8200
          (Telephone number, including area code, of agent for service)
                         ------------------------------

(1) The Continental Homes Holding Corp. ("Continental") 1988 Stock Incentive Plan (as amended and restated, the "Plan") was originally sponsored by Continental. The outstanding options granted under the Plan were assumed by the Registrant as successor to Continental pursuant to the merger of Continental into and with the Registrant.

     This Registration Statement No. 33-65912 (the "Registration Statement") registered an aggregate of 300,000 shares of Common Stock, par value $.01 (the "Securities"), of Continental Homes Holding Corp. ("Continental").

     On April 20, 1998, Continental merged with and into D.R. Horton, Inc. ("Horton") and Horton assumed the outstanding options granted under the Continental Homes Holding Corp. 1988 Stock Incentive Plan. Horton is registering its shares of Common Stock for issuance upon exercise of such options on a separate Registration Statement on Form S-8 that was filed prior to the filing of this Post Effective Amendment No. 1. Accordingly, the Registrant, as successor by merger to Continental, is removing the Securities from registration under Registration Statement.

                        SIGNATURES AND POWERS OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on April 30, 1998.

                                         D.R. HORTON, INC.



                                         By: /s/ Donald R. Horton
                                             ----------------------------
                                             Donald R. Horton
                                             Chairman of the Board and President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Donald R. Horton, individually, and Donald R. Horton, David J. Keller, Richard Beckwitt and Donald J. Tomnitz together as a group, as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, each acting alone, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Post-Effective Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                             Title                       Date
     ---------                             -----                       ----

 /s/ Donald R. Horton              Chairman of the Board          April 30, 1998
 ----------------------           and President (Principal
  Donald R. Horton                   Executive Officer)



 /s/ Richard Beckwitt                    Director                 April 30, 1998
 ----------------------
  Richard Beckwitt



 /s/ Richard I. Galland                  Director                 April 30, 1998
 ----------------------
  Richard I. Galland



 /s/ Richard L. Horton                   Director                 April 30, 1998
 ----------------------
   Richard L. Horton



 /s/ Terrill J. Horton                   Director                 April 30, 1998
 ---------------------
   Terrill J. Horton



 /s/ David J. Keller            Treasurer, Chief Financial        April 30, 1998
 ---------------------             Officer and Director
   David J. Keller              (Principal Accounting and
                                    Financial Officer)


 /s/ Francine I. Neff                    Director                 April 30, 1998
 ----------------------
   Francine I. Neff



 /s/ Scott J. Stone                      Director                 April 30, 1998
----------------------
   Scott J. Stone



 /s/ Donald J. Tomnitz                   Director                 April 30, 1998
 ----------------------
   Donald J. Tomnitz



                                         Director                 April   , 1998
 ----------------------
   Bradley S. Anderson



                                         Director                 April   , 1998
 ----------------------
    W. Thomas Hickcox